Exhibit 99.1
10800 NE 8th Street Suite 600 Bellevue, WA 98006	Tel: 425-453-9400 Fax: 425-453-2916 www.esterline.com

FOR IMMEDIATE RELEASE
Contact:	Brian D. Keogh 425/453-9400

ESTERLINE LAUNCHES PRIVATE PLACEMENT OF SENIOR
SUBORDINATED NOTES

      BELLEVUE, Wash., May 22, 2003--Esterline Technologies today announced that it is launching a private placement of $150 million aggregate principal amount of its senior subordinated notes. Esterline anticipates using a portion of the net proceeds from the private placement to fund the recently announced acquisition of Weston Aerospace, to repay outstanding debt under its existing credit facility and for general corporate purposes.

      The notes being sold by Esterline have not been and will not be registered under the Securities Act of 1933 or any state securities laws. Therefore, the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act of 1933 and any applicable state securities laws.

      This news release does not constitute an offer to sell, or the solicitation of an offer to buy the notes.

      Esterline is a leading specialty manufacturer of highly engineered products serving aerospace and defense markets.

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